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PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

James J. Stebor
President and Chief Executive Officer
First Federal Bancshares, Inc.
(309) 776-3225



                         FIRST FEDERAL BANCSHARES, INC.
                         ------------------------------
                        ANNOUNCES WITHDRAWAL OF NOMINEES
                        --------------------------------

      Colchester, Illinois -- June 22, 2004. First Federal Bancshares, Inc. (Nasdaq-FFBI), announced today it has been advised in writing that the Committee to Preserve Shareholder Value (consisting of Lawrence Seidman, Dennis Pollak, David L. Jansen, Mark Sill and entities controlled by them (collectively the "Seidman Group") has withdrawn its slate of nominees for the 2004 annual meeting of stockholders. The Company has not entered into any written or oral agreement regarding future proxy contests, sale of shares or otherwise with the Seidman Group.

      The annual meeting will be held as scheduled on Tuesday, August 3, 2004.

      First Federal Bancshares, Inc. is the holding company for First Federal Bank and is headquartered in Colchester, Illinois with seven additional full service branches located in west central Illinois and northeast Missouri.